UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 5, 2025

Date of Report (Date of earliest event reported)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in a Current Report on Form 8-K, filed on November 3, 2025, Sunoco LP, a Delaware limited partnership (the “Partnership” or “Sunoco”), completed the previously announced acquisition of Parkland Corporation, an Alberta corporation (“Parkland”), on October 31, 2025, contemplated by the Arrangement Agreement, dated as of May 4, 2025, by and among Sunoco, SunocoCorp LLC, a Delaware limited liability company (“SunocoCorp”), Parkland, and 2709716 Alberta ULC, an Alberta unlimited liability corporation (as amended on May 26, 2025 and October 10, 2025, the “Arrangement Agreement”). In accordance with the Arrangement Agreement and pursuant to the Plan of Arrangement attached thereto, Sunoco acquired all of the issued and outstanding common shares of Parkland by way of a court-approved plan of arrangement under Section 193 of the Business Corporations Act (Canada) and Parkland became an indirect, wholly owned subsidiary of Sunoco.

Item 1.01	Entry into a Material Definitive Agreement

Exchange Offers and Consent Solicitations

On November 7, 2025 (the “Settlement Date”), the Partnership announced the completion of its (i) private exchange offers of any and all outstanding PKI Notes (as defined below) issued by Parkland for, respectively, (a) the 3.875% Senior Notes due 2026 (the “New CAD 2026 Notes”), the 6.000% Senior Notes due 2028 (the “New CAD 2028 Notes”) and the 4.375% Senior Notes due 2029 (the “New CAD 2029 Notes” and, collectively with the New CAD 2026 Notes and the New CAD 2028 Notes, the “New CAD Notes”); and (b) the 5.875% Senior Notes due 2027 (the “New USD 2027 Notes”), the 4.500% Senior Notes due 2029 (the “New USD 2029 Notes”), the 4.625% Senior Notes due 2030 (the “New USD 2030 Notes”) and the 6.625% Senior Notes due 2032 (the “New USD 2032 Notes” and, collectively with the New USD 2027 Notes, the New USD 2029 Notes and the New USD 2030 Notes, the “New USD Notes” and collectively with the New CAD Notes, the “New Notes”), to be issued by Sunoco and cash (collectively, the “Exchange Offers”) and (ii) solicitations of consents (collectively, the “Consent Solicitations”) to adopt the Proposed Amendments (as defined below) for the PKI Notes of each series and related indenture and supplemental indentures under which they were issued (as supplemented, collectively, the “PKI Indentures” and each, a “PKI Indenture”), commenced previously on October 6, 2025.

Pursuant to the Exchange Offers and Consent Solicitations, C$1,474,892,000 in aggregate principal amount of certain outstanding Canadian dollar denominated notes (collectively, the “PKI CAD Notes”) previously issued by Parkland, representing approximately 92.2% of the total outstanding principal amount of the PKI CAD Notes and at least a majority of each series of PKI CAD Notes outstanding, and US$2,579,839,000 in aggregate principal amount of certain outstanding U.S. dollar denominated notes (collectively, the “PKI USD Notes” and together with the PKI CAD Notes, the “PKI Notes”) previously issued by Parkland, representing approximately 99.2% of the total outstanding principal amount of the PKI USD Notes and at least a majority of each series of PKI USD Notes outstanding, have been validly tendered and not validly withdrawn:

Title of Series of PKI CAD Notes	Principal Amount Outstanding		Principal Amount Tendered		Percentage of Aggregate Principal Amount Tendered
3.875% Senior Notes due 2026	C$	600,000,000	C$	549,406,000	91.6%
6.000% Senior Notes due 2028	C$	400,000,000	C$	380,785,000	95.2%
4.375% Senior Notes due 2029	C$	600,000,000	C$	544,701,000	90.8%

Total:			C$	1,474,892,000	92.2%

Title of Series of PKI USD Notes	Principal Amount Outstanding		Principal Amount Tendered		Percentage of Aggregate Principal Amount Tendered
5.875% Senior Notes due 2027	US$	500,000,000	US$	498,854,000	99.8%
4.500% Senior Notes due 2029	US$	800,000,000	US$	789,974,000	98.8%
4.625% Senior Notes due 2030	US$	800,000,000	US$	798,252,000	99.8%
6.625% Senior Notes due 2032	US$	500,000,000	US$	492,759,000	98.6%

Total:			US$	2,579,839,000	99.2%

The PKI Notes not tendered and accepted will not be cancelled in connection with the Exchange Offers and Consent Solicitations and will remain outstanding, as amended, as described below.

Parkland’s Supplemental Indentures

Prior to settlement of the Exchange Offers and Consent Solicitations and following receipt of the requisite consents to adopt the Proposed Amendments with respect to each series of PKI Notes, Parkland entered into those certain supplemental indentures, dated as of November 7, 2025 (collectively, the “PKI Amending Supplemental Indentures”), to the PKI Indentures.

The PKI Amending Supplemental Indentures became operative upon the Settlement Date and amended the PKI Indentures to, among other things, eliminate from each PKI Indenture, as it relates to each series of PKI Notes (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default,” (iii) the financial reporting covenant and (iv) the offer to purchase notes upon a “Change of Control” (collectively, the “Proposed Amendments”).

Cancellation of the PKI Notes

Upon the Settlement Date, the aggregate principal amounts of the PKI Notes set forth below were validly tendered and accepted and subsequently cancelled.

Title of Series of PKI CAD Notes	Principal Amount Outstanding		Principal Amount Tendered		Principal Amount Not Tendered
3.875% Senior Notes due 2026	C$	600,000,000	C$	549,406,000	C$	50,594,000
6.000% Senior Notes due 2028	C$	400,000,000	C$	380,785,000	C$	19,215,000
4.375% Senior Notes due 2029	C$	600,000,000	C$	544,701,000	C$	55,299,000

Total:			C$	1,474,892,000	C$	125,108,000

Title of Series of PKI USD Notes	Principal Amount Outstanding		Principal Amount Tendered		Principal Amount Not Tendered
5.875% Senior Notes due 2027	US$	500,000,000	US$	498,854,000	US$	1,146,000
4.500% Senior Notes due 2029	US$	800,000,000	US$	789,974,000	US$	10,026,000
4.625% Senior Notes due 2030	US$	800,000,000	US$	798,252,000	US$	1,748,000
6.625% Senior Notes due 2032	US$	500,000,000	US$	492,759,000	US$	7,241,000

Total:			US$	2,579,839,000	US$	20,161,000

Indentures Governing the New Notes

Pursuant to the Exchange Offers and Consent Solicitations, the New CAD Notes were issued under and are governed by an indenture dated November 7, 2025 (the “CAD Indenture”), among the Partnership, certain subsidiary guarantors of the Partnership (the “Guarantors”), U.S. Bank Trust Company, National Association, as U.S. trustee (the “SUN Trustee”), and Computershare Trust Company of Canada, as Canadian trustee, and the New USD Notes were issued under and are governed by an indenture dated November 7, 2025 (the “USD Indenture” and, collectively with the CAD Indenture, the “Indentures”), among the Partnership, the Guarantors and the SUN Trustee, as trustee.

Each series of New Notes has substantially identical interest rate, interest payment dates, maturity date and redemption terms as the corresponding series of PKI Notes. The first interest payment on any New Notes will include the accrued and unpaid interest on the PKI Notes tendered in exchange therefor so that a tendering Eligible Holder (as defined in the attached press release) will receive the same interest payment it would have received had its PKI Notes not been tendered in the Exchange Offers and Consent Solicitations; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of PKI Notes equal to the aggregate principal amount of New Notes an Eligible Holder receives.

The New Notes are senior unsecured obligations of the Partnership and are guaranteed on a senior unsecured basis by all of the Partnership’s current subsidiaries that guarantee its obligations under the Partnership’s revolving credit facility, as well as by certain of its future subsidiaries. The New Notes and related guarantees are unsecured and rank equally with all of the Partnership’s and each Guarantor’s existing and future senior obligations. The New Notes and related guarantees are senior in right of payment to all of the Partnership’s and each Guarantor’s future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the New Notes and guarantees. The New Notes and related guarantees are effectively subordinated to the Partnership’s and each Guarantor’s future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all obligations, including trade payables, of the Partnership’s subsidiaries that do not guarantee the New Notes.

The Partnership may, at its option, redeem some or all of the New USD 2032 Notes at any time on or after August 15, 2027 at the redemption prices specified in the USD Indenture. Prior to such time, the Partnership may redeem some or all of the New USD 2032 Notes at a redemption price equal to 100% of the aggregate principal amount of the New USD 2032 Notes redeemed, plus a customary “make-whole premium” and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, before August 15, 2027, the Partnership may redeem up to 40% of the aggregate principal amount of the New USD 2032 Notes with an amount of cash not greater than net cash proceeds from certain equity offerings at the redemption prices specified in the USD Indenture.

The Partnership may, at its option, redeem some or all of the New Notes (other than the New USD 2032 Notes) at any time at the redemption prices, with respect to each series, specified in the Indentures.

Upon the occurrence of a Change of Control (as defined in the Indentures), which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 60 days after the consummation of the transaction, each holder of the New Notes may require the Partnership to repurchase all or a portion of the holder’s New Notes at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indentures contain customary events of default (each an “Event of Default”), with respect to each series of the New Notes, including the following:

(1) default for 30 days in the payment when due of interest on the New Notes of the applicable series;

(2) default in the payment when due (at stated maturity, upon optional or mandatory redemption or otherwise) of the principal of, or premium, if any, on, the New Notes of that series;

(3) failure by the Partnership or any Guarantor to comply with their obligations to make or consummate a Change of Control offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets; provided that such failure (other than one involving failure to make or consummate a Change of Control offer) will not constitute an Event of Default for 30 days if such failure is capable of cure;

(4) failure by the Partnership for 180 days after notice by the SUN Trustee or holders of at least 30% in aggregate principal amount of the New Notes of the applicable series then outstanding to comply with its obligations to furnish the holders of the New Notes of such series and the SUN Trustee certain reports;

(5) failure by the Partnership or any Guarantor for 60 days after written notice by the SUN Trustee or holders of at least 30% in aggregate principal amount of the New Notes of the applicable series then outstanding to comply with any of its other agreements in the respective Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of the Partnership or any Guarantor (or the payment of which is guaranteed by the Partnership or any Guarantor) whether the indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default (a) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”) or (b) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided, however, that if, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded or (iii) such indebtedness is repaid during the ten business day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any default or Event of Default (but not any acceleration of the New Notes) caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) except as permitted under the Indentures, any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its guarantee; and

(8) certain events of bankruptcy or insolvency described in the Indentures with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the SUN Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding New Notes of a series may declare the principal and accrued and unpaid interest on the New Notes of that series to be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Partnership or any of the Partnership’s significant subsidiaries or any group of the Partnership’s subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding New Notes of each series will become due and payable immediately without further action or notice on the part of the SUN Trustee or any holders of the New Notes of such series. Under certain circumstances, the holders of a majority in principal amount of the outstanding New Notes of either series may rescind any such acceleration with respect to the New Notes of such series and its consequences.

The above descriptions of the PKI Amending Supplemental Indentures, the Indentures, the New Notes and the guarantees are not complete and are qualified in their entireties by reference to the full text of the PKI Amending Supplemental Indentures, which are attached hereto as Exhibits 4.3, 4.6, 4.8, 4.11, 4.14, 4.17 and 4.20, respectively, and the Indentures, which are attached hereto as Exhibits 4.21 and 4.22, respectively, each of which is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the PKI Amending Supplemental Indentures and the Indentures under the headings “Parkland’s Supplemental Indentures” and “Indentures Governing the New Notes” are incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On November 5, 2025, Sunoco announced the expiration and final results of its previously announced Exchange Offers and Consent Solicitations to adopt the Proposed Amendments to the PKI Indentures, commenced by Sunoco on October 6, 2025. The Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on November 4, 2025.

The Exchange Offers and Consent Solicitations were made pursuant to the terms and subject to the conditions set forth in the confidential exchange offer memorandum and consent solicitation statement for the PKI CAD Notes, dated as of October 6, 2025 (the “CAD Exchange Offer Memorandum”), and the confidential exchange offer memorandum and consent solicitation statement for the PKI USD Notes, dated as of October 6, 2025 (the “USD Exchange Offer Memorandum” and collectively with the CAD Exchange Offer Memorandum, the “Exchange Offer Memoranda”), each as amended by Sunoco’s press release dated October 21, 2025.

As previously announced on October 21, 2025, as of 5:00 p.m., New York City time, on October 20, 2025, the requisite number of consents were received to adopt the Proposed Amendments with respect to each outstanding series of PKI Notes. Eligible Holders may no longer withdraw tendered PKI Notes or revoke consents, except where required by applicable law. On November 7, 2025, Parkland executed the PKI Amending Supplemental Indentures, which become operative upon the Settlement Date.

A copy of the Partnership’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

This announcement does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and the Consent Solicitations are being made solely pursuant to the Exchange Offer Memoranda and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Sunoco that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the ability of Sunoco to integrate the business of Parkland successfully and to achieve anticipated synergies and value creation; the tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, including the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period; potential litigation relating to the transaction that could be instituted against Sunoco or its directors; the risk that disruptions from the transaction will harm Sunoco’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the completion of the transaction; rating agency actions and Sunoco’s ability to access short-and long-term debt markets on a timely and affordable basis; dilution caused by Sunoco’s issuance of additional units representing limited partner interests in connection with the transaction; fees, costs and expenses and the possibility that the transaction may be more expensive to complete than anticipated; and those risks described (i) under the heading “Risk Factors” in the management information circular and proxy statement with respect to the Parkland Acquisition, as filed on the System for Electronic Data Analysis and Retrieval + in Canada (SEDAR+) and available on Parkland’s website at http://www.parkland.ca, (ii) under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in Parkland’s current Annual Information Form dated March 5, 2025, and under the headings “Forward-Looking Information” and “Risk Factors” included in the Q4 2024 Management’s Discussion and Analysis dated March 5, 2025, in the Q1 2025 Management’s Discussion and Analysis dated May 5, 2025, in the Q2 2025 Management’s Discussion and Analysis dated August 5, 2025, and in the Q3 2025 Management’s Discussion and Analysis dated October 27, 2025, each as filed on the System for Electronic Data Analysis and Retrieval + in Canada (SEDAR+) and available on Parkland’s website at http://www.parkland.ca, (iii) in Item 1A of Sunoco’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 14, 2025, and (iv) in Item 1A of Sunoco’s Quarterly Reports on Form 10-Q, filed with the SEC on May 8, 2025, August 7, 2025 and November 6, 2025. Those disclosures are incorporated by reference in this Current Report on Form 8-K. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Readers are cautioned not to place undue reliance on this forward-looking information, which is as of the date of this Current Report on Form 8-K. Sunoco and Parkland do not intend to update these statements unless required by the securities laws to do so, and Sunoco and Parkland undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Trust Indenture (6.000% Senior Notes due 2028), dated as of June 23, 2020, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.2	First Supplemental Indenture (6.000% Senior Notes due 2028), dated as of June 20, 2025, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.3	Second Supplemental Indenture (6.000% Senior Notes due 2028), dated as of November 7, 2025, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.4	Trust Indenture (4.375% Senior Notes due 2029), dated as of March 25, 2021, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.5	First Supplemental Indenture (4.375% Senior Notes due 2029), dated as of June 20, 2025, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.6	Second Supplemental Indenture (4.375% Senior Notes due 2029), dated as of November 7, 2025, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.7	Trust Indenture (3.875% Senior Notes due 2026), dated as of June 16, 2021, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.8	First Supplemental Indenture (3.875% Senior Notes due 2026), dated as of November 7, 2025, by and among Parkland Corporation, the guarantors party thereto and Computershare Trust Company of Canada, as trustee.

4.9	Indenture (5.875% Senior Notes due 2027), dated as of July 10, 2019, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.10	First Supplemental Indenture (5.875% Senior Notes due 2027), dated as of June 20, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.11	Second Supplemental Indenture (5.875% Senior Notes due 2027), dated as of November 7, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.12	Indenture (4.500% Senior Notes due 2029), dated as of April 13, 2021, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.13	First Supplemental Indenture (4.500% Senior Notes due 2029), dated as of June 20, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.14	Second Supplemental Indenture (4.500% Senior Notes due 2029), dated as of November 7, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.15	Indenture (4.625% Senior Notes due 2030), dated as of November 23, 2021, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.16	First Supplemental Indenture (4.625% Senior Notes due 2030), dated as of June 20, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.17	Second Supplemental Indenture (4.625% Senior Notes due 2030), dated as of November 7, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.18	Indenture (6.625% Senior Notes due 2032), dated as of August 16, 2024, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.19	First Supplemental Indenture (6.625% Senior Notes due 2032), dated as of June 20, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.20	Second Supplemental Indenture (6.625% Senior Notes due 2032), dated as of November 7, 2025, by and among Parkland Corporation, the guarantors party thereto, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee.

4.21	Indenture, dated as of November 7, 2025, by and among Sunoco LP, the Guarantors party thereto, U.S. Bank Trust Company, National Association, as U.S. trustee, and Computershare Trust Company of Canada, as Canadian trustee, relating to New CAD Notes.

4.22	Indenture, dated as of November 7, 2025, by and among Sunoco LP, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as Trustee, relating to New USD Notes.

99.1	Press Release of Sunoco LP, dated November 5, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: November 10, 2025

	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer